Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 9, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Entercom Communications Corp’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading Experts in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Philadelphia, Pennsylvania

December 19, 2011